EXHIBIT 10.5.1

LEASE AGREEMENT

Dated as of December 27, 2001

between

STATE STREET BANK AND TRUST COMPANY

OF CONNECTICUT, NATIONAL ASSOCIATION,

not individually, but solely

as Owner Trustee for Digital Hospital Trust 2001-1,

as Lessor

and

HEALTHSOUTH MEDICAL CENTER, INC.,

as Lessee

This Lease Agreement is subject to a security interest in favor of First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Secured Parties (the “Agent”) under a Security Agreement dated as of December 27, 2001, between State Street Bank and Trust Company of Connecticut, National Association, not individually, but solely as Owner Trustee for Digital Hospital Trust 2001-1 and the Agent, as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof. This Lease Agreement has been executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

TABLE OF CONTENTS

ARTICLE I		1
1.1	Definitions	1
1.2	Interpretation	2
ARTICLE II		2
2.1	Property	2
2.2	Lease Term	2
2.3	Title	3
2.4	Lease Supplements	3
ARTICLE III		3
3.1	Rent	3
3.2	Payment of Basic Rent	4
3.3	Supplemental Rent	4
3.4	Performance on a Non-Business Day	4
3.5	Rent Payment Provisions	4
3.6	Payment of Cost Overruns	5
ARTICLE IV		5
4.1	Taxes; Utility Charges	5
ARTICLE V		5
5.1	Quiet Enjoyment	5
ARTICLE VI		6
6.1	Net Lease	6
6.2	No Termination or Abatement	6
ARTICLE VII		7
7.1	Ownership of the Properties	7
ARTICLE VIII		8
8.1	Condition of the Properties	8
8.2	Possession and Use of the Properties	9
8.3	Integrated Properties	10
ARTICLE IX		10
9.1	Compliance With Legal Requirements, Insurance Requirements and Manufacturer’s Specifications and Standards	10
ARTICLE X		11
10.1	Maintenance and Repair; Return	11
10.2	Environmental Inspection	12
ARTICLE XI		13
11.1	Modifications	13
ARTICLE XII		14
12.1	Warranty of Title	14
ARTICLE XIII		15
13.1	Permitted Contests Other Than in Respect of Indemnities	15
13.2	Impositions, Utility Charges, Other Matters; Compliance with Legal Requirements	16
ARTICLE XIV		16
14.1	Public Liability and Workers’ Compensation Insurance	16

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14.2	Permanent Hazard and Other Insurance	16
14.3	Coverage	17
ARTICLE XV		18
15.1	Casualty and Condemnation	18
15.2	Environmental Matters	20
15.3	Notice of Environmental Matters	21
ARTICLE XVI		22
16.1	Termination Upon Certain Events	22
16.2	Procedures	22
ARTICLE XVII		22
17.1	Lease Events of Default	22
17.2	Surrender of Possession	26
17.3	Reletting	27
17.4	Damages	27
17.5	Power of Sale	28
17.6	Final Liquidated Damages	28
17.7	Environmental Costs	28
17.8	Waiver of Certain Rights	29
17.9	Assignment of Rights Under Contracts	29
17.10	Remedies Cumulative	29
17.11	Limitation Regarding Certain Lease Events of Default	29
ARTICLE XVIII		30
18.1	Lessor’s Right to Cure Lessee’s Lease Defaults	30
ARTICLE XIX		30
19.1	Provisions Relating to Lessee’s Exercise of its Purchase Option	30
19.2	No Purchase or Termination With Respect to Less than All of a Property	30
ARTICLE XX		31
20.1	Purchase Option or Sale Option-General Provisions	31
20.2	Lessee Purchase Option	31
20.3	Third Party Sale Option	32
ARTICLE XXI		32
21.1	[Intentionally Omitted]	32
ARTICLE XXII		33
22.1	Sale Procedure	33
22.2	Application of Proceeds of Sale	35
22.3	Indemnity for Excessive Wear	35
22.4	Appraisal Procedure	35
22.5	Certain Obligations Continue	36
22.6	Extended Remarketing Period	36
ARTICLE XXIII		37
23.1	Holding Over	37
ARTICLE XXIV		37
24.1	Risk of Loss	37
ARTICLE XXV		38
25.1	Assignment	38
25.2	Subleases	38

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ARTICLE XXVI		39
26.1	No Waiver	39
ARTICLE XXVII		39
27.1	Acceptance of Surrender	39
27.2	No Merger of Title	39
ARTICLE XXVIII		39
28.1	Incorporation of Covenants	39
ARTICLE XXIX		40
29.1	Notices	40
ARTICLE XXX		40
30.1	Miscellaneous	40
30.2	Amendments and Modifications	41
30.3	Successors and Assigns	41
30.4	Headings and Table of Contents	41
30.5	Counterparts	41
30.6	GOVERNING LAW	41
30.7	Calculation of Rent	41
30.8	Memoranda of Lease and Lease Supplements	41
30.9	Allocations between the Lenders and the Holders	42
30.10	Limitations on Recourse	42
30.11	WAIVERS OF JURY TRIAL	42
30.12	Exercise of Lessor Rights	42
30.13	SUBMISSION TO JURISDICTION; VENUE; ARBITRATION	43
30.14	USURY SAVINGS PROVISION	43
30.15	Lessor Certification	44

EXHIBITS

EXHIBIT A - Lease Supplement No.

EXHIBIT B - Memorandum of Lease and Lease Supplement No.

iii

LEASE AGREEMENT

THIS LEASE AGREEMENT dated as of December 27, 2001 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this “Lease”) is between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, having its principal office at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, not individually, but solely as Owner Trustee for Digital Hospital Trust 2001-1, as lessor (the “Lessor”), and HEALTHSOUTH MEDICAL CENTER, INC., an Alabama corporation, having its principal place of business at One HealthSouth Parkway, Birmingham, Alabama 35243, as lessee (the “Lessee”).

W I T N E S S E T H:

A. WHEREAS, subject to the terms and conditions of the Participation Agreement and the Agency Agreement, Lessor will (i) purchase or ground lease various parcels of real property, some of which will (or may) have existing Improvements thereon, from one (1) or more third parties designated by Lessee and (ii) fund the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties by the Construction Agent; and

B. WHEREAS, the Term shall commence with respect to each Property upon the Property Closing Date with respect thereto; provided, Basic Rent with respect thereto shall not be payable until the applicable Rent Commencement Date; and

C. WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, each Property;

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

1.1 Definitions.

For purposes of this Lease, capitalized terms used in this Lease and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of December 27, 2001 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the “Participation Agreement”) among Lessee, HEALTHSOUTH Corporation, as the Guarantor, Lessor, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, and First Union National Bank, as agent for the Lenders and respecting the Security Documents, as the agent for the Secured

Parties. Unless otherwise indicated, references in this Lease to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Lease.

1.2	Interpretation.

The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Lease.

ARTICLE II

2.1	Property.

Subject to the terms and conditions hereinafter set forth and contained in the respective Lease Supplement relating to each Property, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, each Property.

2.2	Lease Term.

The term of this Lease with respect to each Property (the “Term”) shall begin upon the Property Closing Date for such Property (in each case the “Commencement Date”) and shall end on the date that is seven (7) years and six (6) months after the Initial Closing Date, unless the Term is earlier terminated or is extended pursuant to the next paragraph. Notwithstanding the foregoing, Lessee shall not be obligated to pay Basic Rent until the Rent Commencement Date with respect to such Property.

Lessee may, not less than two hundred forty (240) days and no more than three hundred sixty (360) days prior to the date that is seven (7) years and six (6) months or twelve (12) years and six (6) months after the Initial Closing Date, as applicable, by irrevocable notice to Lessor, the Lenders, the Holders and the Agent make written request to extend the Expiration Date for all, but not less than all, the Properties for an additional period of five years (a “Renewal Term”). There shall be no more than two consecutive Renewal Terms. Lessor, each Lender, each Holder and the Agent shall each make a determination, in the absolute and sole discretion of each such party, not later than thirty (30) days after receipt of such notice as to whether or not such party will agree to extend the Expiration Date as requested; provided, however, that failure by any such party to make a timely response to Lessee’s request for extension of the Expiration Date shall be deemed to constitute a refusal by such party to the extension of the Expiration Date. In response to a request for an extension of the Expiration Date, if (a) Lessor, each Lender, each Holder and the Agent shall agree to the requested extension, then the Term shall be extended and shall expire on the date five (5) years after the then current expiration date or (b) Lessor, any Lender, any Holder or the Agent shall refuse (or be deemed to have refused) to agree to the requested extension, then the Term shall not be extended and shall expire on the then current Expiration Date. In addition to the foregoing with respect to a Renewal Term, the Financing Parties may require certain amendments to the Operative Agreements, including without limitation changing the interest rate, Holder Yield, any fees and the Maximum Residual Guarantee Amount, or certain conditions to be met prior to the effectiveness of the Renewal

Term, including without limitation updated appraisals. In the event a Lender or Holder does not agree to permit the Renewal Term, then the Lessee may replace such Lender or Holder on terms mutually agreeable to the Lessee and such Lender or Holder and in accordance with the terms and conditions of the Operative Agreements.

2.3	Title.

Each Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession (if any), the existing state of title (including without limitation the Permitted Liens) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in Lessor’s title to any Property or any interest of Lessee therein other than for Lessor Liens.

2.4	Lease Supplements.

On or prior to each Commencement Date, Lessee and Lessor shall each execute and deliver a Lease Supplement for the Property to be leased effective as of such Commencement Date in substantially the form of EXHIBIT A hereto.

ARTICLE III

3.1	Rent.

(a) Lessee shall pay Basic Rent in arrears on each Payment Date, and on any date on which this Lease shall terminate with respect to any or all Properties during the Term; provided, however, with respect to each individual Property Lessee shall have no obligation to pay Basic Rent with respect to such Property until the Rent Commencement Date with respect to such Property (notwithstanding that Basic Rent for such Property shall accrue from and including the Scheduled Interest Payment Date immediately preceding such Rent Commencement Date).

(b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor (or within the applicable grace period) to such account or accounts at such bank or banks as Lessor shall from time to time direct.

(c) Lessee’s inability or failure to take possession of all or any portion of any Property when delivered by Lessor, whether or not attributable to any act or omission of Lessor, the Construction Agent, Lessee or any other Person or for any other reason whatsoever, shall not delay or otherwise affect Lessee’s obligation to pay Rent for such Property in accordance with the terms of this Lease.

(d) Lessee shall make all payments of Rent prior to 12:00 Noon, Charlotte, North Carolina time, on the applicable date for payment of such amount.

3.2	Payment of Basic Rent.

Basic Rent shall be paid absolutely net to Lessor or its designee, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

3.3	Supplemental Rent.

Lessee shall pay or cause to be paid to the Agent (on behalf of the Person entitled thereto) any and all Supplemental Rent when and as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent within five (5) Business Days after demand is made upon Lessee for payment, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. All such payments of Supplemental Rent shall be in the full amount thereof, without setoff, deduction or reduction. Lessee shall pay or cause to be paid to the appropriate Person, as Supplemental Rent due and owing to such Person, among other things, on demand, (a) any and all payment obligations (except for amounts payable as Basic Rent) owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person, (b) interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due (subject to the applicable grace period) for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the appropriate Person (subject to any applicable grace period) for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid and (c) amounts referenced as Supplemental Rent obligations pursuant to Section 8.3 of the Participation Agreement. It shall be an additional Supplemental Rent obligation of Lessee to pay to the appropriate Person all rent and other amounts when such become due and owing from time to time under each Ground Lease and without the necessity of any notice from Lessor with regard thereto. The expiration or other termination of Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

3.4	Performance on a Non-Business Day.

If any Basic Rent is required hereunder on a day that is not a Business Day, then such Basic Rent shall be due on the corresponding Scheduled Interest Payment Date or, to the extent such Basic Rent is not due on a Scheduled Interest Payment Date, then on the next succeeding Business Day. If any Supplemental Rent is required hereunder on a day that is not a Business Day, then such Supplemental Rent shall be due on the next succeeding Business Day.

3.5	Rent Payment Provisions.

Lessee shall make payment of all Basic Rent and Supplemental Rent when due (subject to the applicable grace periods) regardless of whether any of the Operative Agreements pursuant to which same is calculated and is owing shall have been rejected, avoided or disavowed in any bankruptcy or insolvency proceeding involving any of the parties to any of the Operative Agreements. Such provisions of such Operative Agreements and their related definitions are incorporated herein by reference and shall survive any termination, amendment or rejection of any such Operative Agreements.

3.6	Payment of Cost Overruns.

Lessee shall make payments of prepaid rent to the Lessor, during the Construction Period, of cost overruns as directed by the Lessor in accordance with Section 3.3. of the Agency Agreement.

ARTICLE IV

4.1	Taxes; Utility Charges.

Lessee shall pay or cause to be paid all Impositions, other than Impositions with respect to Lessor Liens, with respect to the Properties and/or the use, occupancy, operation, repair, access, maintenance or operation thereof and all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities and operating expenses of any kind or type used in or on any Property and related real property during the Term. Upon Lessor’s reasonable request, Lessee shall provide from time to time Lessor with evidence of all such payments referenced in the foregoing sentence. Lessee shall be entitled to receive any credit or refund with respect to any Imposition or utility charge paid by Lessee. Unless an Event of Default shall have occurred and be continuing, the amount of any credit or refund received by Lessor on account of any Imposition or utility charge paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for Impositions or utilities imposed with respect to any Property for a period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for such party’s pro rata share thereof.

ARTICLE V

5.1	Quiet Enjoyment.

Subject to the rights of Lessor contained in Sections 17.2, 17.3 and 20.3 and the other terms of this Lease and the other Operative Agreements and so long as no Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy each Property for the applicable Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the applicable Commencement Date.

ARTICLE VI

6.1	Net Lease.

This Lease shall constitute a net lease, and the obligations of Lessee hereunder are absolute and unconditional. Lessee shall pay or cause to be paid all operating expenses arising out of the use, operation and/or occupancy of each Property. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) for any reason whatsoever, including without limitation by reason of: (a) any damage to or destruction of any Property or any part thereof; (b) any taking of any Property or any part thereof or interest therein by Condemnation or otherwise; (c) any prohibition, limitation, restriction or prevention of Lessee’s use, occupancy or enjoyment of any Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (d) any title defect, Lien or any matter affecting title to any Property; (e) any eviction by paramount title or otherwise; (f) any default by Lessor hereunder; (g) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting the Agent, any Lender, Lessor, Lessee, any Holder or any Governmental Authority; (h) the impossibility or illegality of performance by Lessor, Lessee or both; (i) any action of any Governmental Authority or any other Person; (j) Lessee’s acquisition of ownership of all or part of any Property; (k) breach of any warranty or representation with respect to any Property or any Operative Agreement; (1) any defect in the condition, quality or fitness for use of any Property or any part thereof; or (m) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants, agreements and obligations that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such covenants, agreements and obligations shall have been modified or terminated in accordance with an express provision of this Lease. Lessor and Lessee acknowledge and agree that the provisions of this Section 6.1 have been specifically reviewed and subject to negotiation.

6.2	No Termination or Abatement.

Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting any Person or any Governmental Authority, or any action with respect to this Lease or any Operative Agreement which may be taken by any trustee, receiver or liquidator of any Person or any Governmental Authority or by any court with respect to any Person, or any Governmental Authority. Lessee hereby waives all right (a) to terminate or surrender this Lease (except as permitted under the terms of the Operative Agreements) or (b) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.

ARTICLE VII

7.1	Ownership of the Properties.

(a) Lessor and Lessee intend that (i) for financial accounting purposes with respect to Lessee (A) this Lease will be treated as an “operating lease” pursuant to Statement of Financial Accounting Standards No. 13, as amended, (B) Lessor will be treated as the owner and lessor of each Property and (C) Lessee will be treated as the lessee of each Property, but (ii) for federal and all state and local income tax purposes, bankruptcy purposes, regulatory purposes, commercial law and real estate purposes and all other purposes (A) this Lease will be treated as a financing arrangement and (B) Lessee will be treated as the owner of the Properties and will be entitled to all tax benefits ordinarily available to owners of property similar to the Properties for such tax purposes. Notwithstanding the foregoing, neither party hereto has made, or shall be deemed to have made, any representation or warranty as to the availability of any of the foregoing treatments under applicable accounting rules, tax, bankruptcy, regulatory, commercial or real estate law or under any other set of rules. Lessee shall claim the cost recovery deductions associated with each Property, and Lessor shall not, to the extent not prohibited by Law, take on its tax return a position inconsistent with Lessee’s claim of such deductions.

(b) For all purposes other than as set forth in Section 7.1(a)(i), Lessor and Lessee intend this Lease to constitute a finance lease and not a true lease. In order to secure the obligations of Lessee now existing or hereafter arising under any and all Operative Agreements, Lessee hereby conveys, grants, assigns, transfers, hypothecates, mortgages and sets over to Lessor, for the benefit of the Secured Parties, a first priority security interest (but subject to the security interest in the assets granted by Lessee in favor of the Agent in accordance with the Security Agreement) in and lien on all right, title and interest of Lessee (now owned or hereafter acquired) in and to all Properties, to the extent such is personal property and irrevocably grants and conveys a lien, deed of trust and mortgage on all right, title and interest of Lessee (now owned or hereafter acquired) in and to all Properties to the extent such is real property. Lessor and Lessee further intend and agree that, for the purpose of securing the obligations of Lessee and/or the Construction Agent now existing or hereafter arising under the Operative Agreements, (i) this Lease shall be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code respecting each of the Properties and all proceeds (including without limitation insurance proceeds thereof) to the extent such is personal property and an irrevocable grant and conveyance of a lien, deed of trust and mortgage on each of the Properties and all proceeds (including without limitation insurance proceeds thereof) to the extent such is real property; (ii) the acquisition of title by Lessor (or to the extent applicable, a leasehold interest pursuant to a Ground Lease) in each Property referenced in Article II constitutes a grant by Lessee to

Lessor of a security interest, lien, deed of trust and mortgage in all of Lessee’s right, title and interest in and to each Property and all proceeds (including without limitation insurance proceeds thereof) of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form, of cash, investments, securities or other property, and an assignment of all rents, profits and income produced by each Property; and (iii) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such lien, security interest, mortgage lien and deed of trust under applicable law. Lessee shall promptly take such actions as necessary (including without limitation the filing of Uniform Commercial Code Financing Statements, Uniform Commercial Code Fixture Filings and memoranda (or short forms) of this Lease and the various Lease Supplements) to ensure that the lien, security interest, mortgage lien and deed of trust in each Property and the other items referenced above will be deemed to be a perfected lien, security interest, mortgage lien and deed of trust of first priority under applicable law and will be maintained as such throughout the Term.

ARTICLE VIII

8.1	Condition of the Properties.

LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH PROPERTY “AS-IS WHERE-IS” WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR (EXCEPT THAT LESSOR SHALL KEEP EACH PROPERTY FREE AND CLEAR OF LESSOR LIENS) AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY), (C) ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION OR WHICH AN ACCURATE SURVEY MIGHT SHOW, (D) ALL APPLICABLE LEGAL REQUIREMENTS AND (E) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF AND/OR THE DATE OF THE APPLICABLE LEASE SUPPLEMENT. NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) (EXCEPT THAT LESSOR SHALL KEEP EACH PROPERTY FREE AND CLEAR OF LESSOR LIENS) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF), AND NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREON OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT. LESSEE HAS OR PRIOR TO THE COMMENCEMENT DATE WILL HAVE BEEN AFFORDED FULL OPPORTUNITY TO INSPECT EACH PROPERTY AND

THE IMPROVEMENTS THEREON (IF ANY), IS OR WILL BE (INSOFAR AS LESSOR, THE AGENT, EACH LENDER AND EACH HOLDER ARE CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS LEASE SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS, ON THE ONE (1) HAND, AND LESSEE, ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE.

8.2	Possession and Use of the Properties.

(a) Subsequent to the Completion Date, at all times during the Term (i) with respect to each Property, such Property shall be a Permitted Facility and shall be used by Lessee in the ordinary course of its business and (ii) with respect to the Property referenced in Lease Supplement No. 1, such Property shall also be operated as a hospital. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Properties as contemplated by this Lease. Lessee shall not commit or permit any waste of the Properties or any part thereof.

(b) The address stated in Section 12.2 of the Participation Agreement is the principal place of business and chief executive office of Lessee (as such terms are used in the Uniform Commercial Code of any applicable jurisdiction), and Lessee will provide Lessor with prior written notice of any change of location of its principal place of business or chief executive office. The location of Lessee for purposes of the Uniform Commercial Code is Alabama, and Lessee will provide Lessor and the Agent with prior written notice of any change in its location for purposes of the Uniform Commercial Code. Regarding a particular Property, each Lease Supplement correctly identifies the initial location of the related Equipment (if any) and Improvements (if any) and contains an accurate legal description for the related parcel of Land or a copy of the Ground Lease (if any). The Equipment and Improvements respecting each particular Property will be located only at the location identified in the applicable Lease Supplement.

(c) Lessee will not attach or incorporate any item of Equipment to or in any other item of equipment or personal property or to or in any real property in a manner that could give rise to the assertion of any Lien on such item of Equipment by reason of such attachment or the assertion of a claim that such item of Equipment has become a fixture and is subject to a Lien in favor of a third party that is prior to the Liens thereon created by the Operative Agreements.

(d) On the Commencement Date for each Property, Lessor and Lessee shall execute a Lease Supplement in regard to such Property which shall contain an Equipment Schedule that has a general description of the Equipment which shall comprise the Property, an Improvement Schedule that has a general description of the Improvements which shall comprise the Property and a legal description of the Land to be leased hereunder (or in the case of any Property subject to a Ground Lease to be subleased hereunder) as of such date. Each Property subject to a Ground Lease shall be deemed to be ground subleased from Lessor to Lessee as of the Commencement Date, and such ground sublease shall be in effect until this Lease is terminated or expires, in each case in accordance with the terms and provisions hereof. Lessee shall satisfy and perform all obligations imposed on Lessor under each Ground Lease. Simultaneously with the execution and delivery of each Lease Supplement, such Equipment, Improvements, Land, ground subleasehold interest, all additional Equipment and all additional Improvements which are financed under the Operative Agreements after the Commencement Date and the remainder of such Property shall be deemed to have been accepted by Lessee for all purposes of this Lease and to be subject to this Lease.

(e) At all times during the Term with respect to each Property, Lessee will comply with all obligations under and (to the extent no Event of Default exists and provided that such exercise will not impair the value, utility or remaining useful life of such Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to such Property.

8.3	Integrated Properties.

On the Rent Commencement Date for each Property, Lessee shall, at its sole cost and expense, cause such Property and the applicable property subject to a Ground Lease to constitute (and for the duration of the Term shall continue to constitute) all of the equipment, facilities, rights, other personal property and other real property necessary or appropriate to operate, utilize, maintain and control a Permitted Facility in a commercially reasonable manner.

ARTICLE IX

9.1	Compliance With Legal Requirements, Insurance Requirements and Manufacturer’s Specifications and Standards.

Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply with all applicable Legal Requirements (including without limitation all Environmental Laws) and all Insurance Requirements relating to the Properties, (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties, and (c) comply with all manufacturer’s specifications and standards, including without limitation the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties, whether or not compliance therewith shall require structural or extraordinary changes in any Property or interfere with the use and enjoyment of any Property. Lessor agrees to take such actions as may be reasonably requested by Lessee in connection with the compliance by Lessee of its obligations under this Section 9.1.

ARTICLE X

10.1	Maintenance and Repair; Return.

(a) Lessee, at its sole cost and expense, shall maintain each Property in good condition, repair and working order (ordinary wear and tear excepted) and in the repair and condition as when originally delivered to Lessor, subject to Modifications made or required to be made pursuant to the Operative Agreements, and make all necessary repairs thereto and replacements thereof, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by Section 9.1 and on a basis consistent with the operation and maintenance of properties or equipment comparable in type and function to the applicable Property, such that such Property is capable of being immediately utilized by a third party and in compliance with standard industry practice subject, however, to the provisions of Article XV with respect to Casualty and Condemnation.

(b) Lessee shall not use or locate any component of any Property outside of the Approved State therefor. Lessee shall not move or relocate any component of any Property beyond the boundaries of the Land (comprising part of such Property) described in the applicable Lease Supplement, except for the temporary removal of Equipment and other personal property for repair or replacement.

(c) If any component of any Property becomes worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such component with a replacement component which is free and clear of all Liens (other than Permitted Liens) and has a value, utility and useful life at least equal to the component replaced (assuming the component replaced had been maintained and repaired in accordance with the requirements of this Lease); provided, however, that nothing in this Section shall prevent the Lessee from discontinuing the use, operation or maintenance of any Equipment or disposing of such if, in all such cases such Equipment is obsolete or no longer necessary for the operation of the Permitted Facility and such discontinuance or disposal does not, in the aggregate with all prior discontinuances and disposals, decrease the value of the Property by more than $500,000 or adversely affect the utility or useful life of the Property. All components which are added to any Property shall immediately become the property of (and title thereto shall vest in) Lessor and shall be deemed incorporated in such Property and subject to the terms of this Lease as if originally leased hereunder.

(d) Upon reasonable advance notice, Lessor and its agents shall have the right to inspect each Property and all maintenance records with respect thereto at any reasonable time during normal business hours but shall not, in the absence of an Event of Default, materially disrupt the business of Lessee.

(e) Lessee shall cause to be delivered to Lessor (at Lessee’s sole expense) one (1) or more additional Appraisals (or reappraisals of Property) as Lessor may request if any one (1) of Lessor, the Agent, the Trust Company, any Lender or any Holder is

required pursuant to any applicable Legal Requirement to obtain such Appraisals (or reappraisals) and upon the occurrence of any Event of Default.

(f) Lessor shall under no circumstances be required to build any improvements or install any equipment on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Lease or maintain any Property in any way. Lessor shall not be required to maintain, repair or rebuild all or any part of any Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of any Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenant, condition or restriction at any time in effect.

(g) Lessee shall, upon the expiration or earlier termination of this Lease with respect to a Property, if Lessee shall not have exercised its Purchase Option with respect to such Property and purchased such Property, surrender such Property (i) to Lessor pursuant to the exercise of the applicable remedies upon the occurrence of a Lease Event of Default or (ii) pursuant to the second paragraph of Section 22.1(a) hereof, to Lessor or the third party purchaser, as the case may be, subject to Lessee’s obligations under this Lease (including without limitation the obligations of Lessee at the time of such surrender under Sections 9.1, 10.1 (a) through (f), 10.2, 11.1, 12.1, 22.1 and 23.1).

(h) [Intentionally Omitted].

(i) [Intentionally Omitted].

(j) The provisions of this Section 10.1 are essential to this Lease, and upon application to any court of law or equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 10.1.

10.2	Environmental Inspection.

If Lessee has not given notice of exercise of its Purchase Option on the Expiration Date pursuant to Section 20.1 or for whatever reason Lessee does not purchase a Property in accordance with the terms of this Lease, then not more than one hundred eighty (180) days nor less than sixty (60) days prior to the Expiration Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor, and in form, scope and content reasonably satisfactory to Lessor.

ARTICLE XI

11.1	Modifications.

(a) Lessee at its sole cost and expense, at any time and from time to time without the consent of Lessor may make modifications, alterations, renovations, improvements and additions to any Property or any part thereof and substitutions and replacements therefor (collectively, “Modifications”), and Lessee shall make any and all Modifications required to be made pursuant to all Legal Requirements, Insurance Requirements and manufacturer’s specifications and standards; provided, that: (i) no Modification shall materially impair the value, utility or useful life of any Property from that which existed immediately prior to such Modification; (ii) each Modification shall be done expeditiously and in a good and workmanlike manner; (iii) no Modification shall adversely affect the structural integrity of any Property; (iv) to the extent required by Section 14.2(a), Lessee shall maintain builders’ risk insurance at all times when a Modification is in progress; (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to any Modification; (vi) each Modification shall comply with the requirements of this Lease (including without limitation Sections 8.2 and 10.1); and (vii) no Improvement shall be demolished or otherwise rendered unfit for use unless Lessee shall finance the proposed replacement Modification outside of this lease facility; provided, further, Lessee shall not make any Modification (unless required by any Legal Requirement) to the extent any such Modification, individually or in the aggregate, shall or could reasonably be expected to have a Material Adverse Effect. Except as expressly provided in this Section, all Modifications shall immediately and without further action upon their incorporation into the applicable Property (1) become property of Lessor, (2) be subject to this Lease and (3) be titled in the name of Lessor. Lessee shall not remove or attempt to remove any Modification from any Property. Each Ground Lease for a Property shall expressly provide for the provisions of the foregoing sentence. Lessee, at its own cost and expense, will pay for the repairs of any damage to any Property caused by the removal or attempted removal of any Modification.

Modifications made by Lessee that (A) are not required to be made pursuant to Legal Requirements, Insurance Requirements or manufacturer’s specifications or standards, (B) are not financed or paid for wholly or partially by the Lessor or with proceeds of any Casualty or Condemnation, (C) are not required replacements pursuant to Article 15 of the Lease or any other provision of any Operative Agreement and (D) can be removed without adversely affecting the value, utility or useful life of the Property or the operation of the Property as a Permitted Facility, may be removed by Lessee prior to the Expiration Date, provided, if such Modifications are not removed by such date then title to such Modifications shall revert to Lessor. Lessee at its sole cost and expense shall repair in a good and workmanlike manner any and all damage done to any Property due to the removal, detachment, attempted removal or attempted detachment of any Modification from a Property and all such repairs shall be completed by the earlier of (Y) thirty (30) days after such removal, detachment, attempted removal or attempted detachment of the applicable Modification from the applicable Property and (Z) the

Expiration Date. Lessee shall not remove or attempt to remove any Modification titled to Lessor from any Property.

Lessee may install any removable trade fixtures, machinery, equipment, inventory or other property (and all right, title and interest in and to such property shall belong to the Lessee or a third party other than any Financing Party) that (A) is not required to be made pursuant to Legal Requirements, Insurance Requirements or manufacturer’s specifications or standards, (B) is not financed or paid for wholly or partially by the Lessor or with proceeds of any Casualty or Condemnation, (C) is not a required replacement pursuant to Article 15 of the Lease or any other provision of any Operative Agreement and (D) can be removed without adversely affecting the value, utility or useful life of the Property or the operation of the Property as a Permitted Facility, may be removed by Lessee prior to the Expiration Date, provided, if such property is not removed by such date then title to such property shall automatically transfer to and vest in the Lessor. Lessee at its sole cost and expense shall repair in a good and workmanlike manner any and all damage done to any Property due to the removal, detachment, attempted removal or attempted detachment of any property from a Property and all such repairs shall be completed by the earlier of (Y) thirty (30) days after such removal, detachment, attempted removal or attempted detachment of the applicable Modification from the applicable Property and (Z) the Expiration Date. Lessee shall not remove or attempt to remove any Modification titled to Lessor from any Property.

(b) The construction process provided for in the Agency Agreement is acknowledged by Lessor to be consistent with and in compliance with the terms and provisions of this Article XI.

ARTICLE XII

12.1	Warranty of Title.

(a) Lessee hereby acknowledges and shall cause title in each Property (including without limitation all Equipment, all Improvements, all replacement components to each Property and all Modifications) immediately and without further action to vest in and become the property of Lessor and to be subject to the terms of this Lease (provided, respecting each Property subject to a Ground Lease, Lessor’s interest therein is acknowledged to be a leasehold interest pursuant to such Ground Lease) from and after the date hereof or such date of incorporation into any Property. Lessee agrees that, subject to the terms of Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon any Property, any component thereof or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by Lessor, the Agent, any Lender or any Holder pursuant to any Operative Agreement, other than Permitted Liens. Lessee shall promptly notify Lessor in the event it receives actual knowledge that a Lien other than a Permitted Lien has occurred with respect to a

Property, the Rent or any other such amounts, and Lessee represents and warrants to, and covenants with, Lessor that the Liens in favor of Lessor and/or the Agent created by the Operative Agreements are (and until the Financing Parties under the Operative Agreements have been paid in full shall remain) first priority perfected Liens subject only to Permitted Liens and Lessor Liens. At all times subsequent to the Commencement Date respecting a Property, Lessee shall (i) cause a valid, perfected, first priority Lien on each applicable Property to be in place in favor of the Agent (for the benefit of the Secured Parties) and (ii) file, or cause to be filed, all necessary documents under the applicable real property law and Article 9 of the Uniform Commercial Code to perfect such title and Liens.

(b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO ANY PROPERTY.

ARTICLE XIII

13.1	Permitted Contests Other Than in Respect of Indemnities.

Except to the extent otherwise provided for in Section 11 of the Participation Agreement, Lessee, on its own or on Lessor’s behalf but at Lessee’s sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, Imposition or utility charge payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided, that (a) the commencement and continuation of such proceedings shall suspend the collection of any such contested amount from, and suspend the enforcement thereof against, the applicable Properties, Lessor, each Holder, the Agent and each Lender; (b) there shall not be imposed a Lien (other than Permitted Liens) on any Property and no part of any Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, any Holder, the Agent or any Lender for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the end of the Term, then Lessee shall deliver to Lessor an Officer’s Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1. Lessor, at Lessee’s sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee and required under local procedural rules or regulations, shall join as a party therein at Lessee’s sole cost and expense; provided, however, Lessor shall not join as a party therein in the event each Lender, each Holder and the Lessor agrees that the Lessor shall forfeit the benefit of its indemnity under the Operative Agreements with respect to such contest.

13.2	Impositions, Utility Charges, Other Matters; Compliance with Legal Requirements.

Except with respect to Impositions, Legal Requirements, utility charges and such other matters referenced in Section 13.1 which are the subject of ongoing proceedings contesting the same in a manner consistent with the requirements of Section 13.1, subject to the obligation of Lessor to pay Impositions required to remove any Lessor Lien, Lessee shall cause (a) all Impositions, utility charges and such other matters to be timely paid, settled or compromised, as appropriate, with respect to each Property and (b) each Property to comply with all applicable Legal Requirements.

ARTICLE XIV

14.1	Public Liability and Workers’ Compensation Insurance.

During the Term for each Property, Lessee shall procure and carry, at Lessee’s sole cost and expense, commercial general liability and umbrella liability insurance for claims for injuries or death sustained by persons or damage to property while on such Property or respecting the Equipment and such other public liability coverages as are then customarily carried by similarly situated companies conducting business similar to that conducted by Lessee. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee with respect to similar properties and equipment that it owns and are then carried by similarly situated companies conducting business similar to that conducted by Lessee, and in no event shall have a minimum combined single limit per occurrence coverage (i) for commercial general liability of less than $1,000,000 and (ii) for umbrella liability of less than $25,000,000. The policies shall name Lessee as the insured and shall be endorsed to name Lessor, the Holders, the Agent and the Lenders as additional insureds. The policies shall also specifically provide that such policies shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, any Holder, the Agent or any Lender may have in force. In the operation of the Properties, Lessee shall comply with applicable workers’ compensation laws and protect Lessor, each Holder, the Agent and each Lender against any liability under such laws.

14.2	Permanent Hazard and Other Insurance.

(a) During the Term for each Property, Lessee shall keep such Property insured against all risk of physical loss or damage by fire and other risks and shall maintain all risk builders’ risk insurance during construction of any Improvements or Modifications in each case in amounts no less than the Property Cost of such Property from time to time and on terms that (i) are no less favorable than insurance covering other similar properties owned by Lessee, (ii) subject to subsection (iii) below, are then carried by similarly situated companies conducting business similar to that conducted by Lessee and (iii) regarding builder’s all risk insurance, shall cover all Casualty and all Force Majeure Events except Uninsurable Force Majeure Events. Such all risk builder’s risk insurance shall not have a deductible in excess of $100,000 per occurrence (provided, from and after the earlier to occur of the delivery of the insurance certificate referenced in Section 17.1 (a) and January 15, 2002, such deductible shall not be in excess of $25,000 per occurrence) with respect to any Construction Period Property and, with respect to each Construction Period Property as of the applicable Property Closing Date, such insurance shall be in effect for a term covering the period from such Property Closing Date through and including the Completion Date of such Property. The policies shall name Lessee as the insured and shall be endorsed to name Lessor and the Agent (on behalf of the Secured Parties) as an additional insured and loss payee; provided, so long as no Event of Default exists, any loss payable under the insurance policies required by this Section for losses up to $1,000,000 will be paid to Lessee.

(b) If, during the Term with respect to a Property the area in which such Property is located is designated a “flood-prone” area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto or is in a zone designated A or V, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it applies to any such Property. During the Term, Lessee shall, in the operation and use of each Property, maintain workers’ compensation insurance consistent with that carried by similarly situated companies conducting business similar to that conducted by Lessee and containing minimum liability limits of no less than $100,000. In the operation of each Property, Lessee shall comply with workers’ compensation laws applicable to Lessee, and protect Lessor, each Holder, the Agent and each Lender against any liability under such laws.

14.3	Coverage.

(a) As of the date of this Lease and annually thereafter during the Term, Lessee shall furnish the Agent (on behalf of Lessor, and the other beneficiaries of such insurance coverage) and Lessor with certificates prepared by the insurers or insurance broker of Lessee showing the insurance required under Sections 14.1 and 14.2 to be in effect, naming (to the extent of their respective interests) Lessor, in its individual and trust capacity, the Holders, the Agent and the Lenders as additional insureds and loss payees and evidencing the other requirements of this Article XIV. All such certificates must be in form and substance satisfactory to Lessor and the Agent. All such insurance shall be at the cost and expense of Lessee and provided by nationally recognized, financially sound insurance companies having an A+ or better rating by A.M. Best’s Key Rating Guide. Lessee shall cause such certificates to include a provision for thirty (30)

days’ advance written notice by the insurer to the Agent (on behalf of Lessor and the other beneficiaries of such insurance coverage) and Lessor in the event of cancellation or material alteration of such insurance. If an Event of Default has occurred and is continuing and the Agent (on behalf of Lessor and the other beneficiaries of such insurance coverage) so requests, Lessee shall deliver to the Agent (on behalf of Lessor and the other beneficiaries of such insurance coverage) and Lessor copies of all insurance policies required by Sections 14.1 and 14.2.

(b) Lessee agrees that the insurance policy or policies required by Sections 14.1, 14.2(a) and 14.2(b) shall include an appropriate clause pursuant to which any such policy shall provide that it will not be invalidated should Lessee or any Contractor, as the case may be, waive, at any time, any or all rights of recovery against any party for losses covered by such policy or due to any breach of warranty, fraud, action, inaction or misrepresentation by Lessee or any Person acting on behalf of Lessee. Lessee hereby waives any and all such rights against Lessor, the Holders, the Agent and the Lenders to the extent of payments made to any such Person under any such policy.

(c) Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIV, except that Lessor may carry separate liability insurance at Lessor’s sole cost so long as (i) Lessee’s insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee’s policy and (ii) each such insurance policy will not cause Lessee’s insurance required under this Article XIV to be subject to a coinsurance exception of any kind. This provision shall not limit the Agent, any Lender or any Holder from carrying separate insurance.

(d) Lessee shall pay or cause to be paid as they become due all premiums for the insurance required by Section 14.1 and Section 14.2, shall renew or replace each policy prior to the expiration date thereof or otherwise maintain the coverage required by such Sections without any lapse in coverage.

ARTICLE XV

15.1	Casualty and Condemnation.

(a) Subject to the provisions of the Agency Agreement and this Article XV and Article XVI (in the event Lessee delivers, or is obligated to deliver or is deemed to have delivered, a Termination Notice), and prior to the occurrence and continuation of a Default or an Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor’s right, title and interest in) any condemnation proceeds, award, compensation or insurance proceeds under Sections 14.2(a) or 14.2(b) hereof to which Lessee or Lessor may become entitled by reason of their respective interests in a Property (i) if all or a portion of such Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to such Property or any part thereof is the subject of a Condemnation; provided, however, if a Default or an Event of Default shall have occurred and be continuing or if such award, compensation or insurance proceeds shall exceed $1,000,000, then such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor and held in accordance with the terms of this paragraph (a). All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be held as security for the performance of Lessee’s obligations hereunder and under the other Operative Agreements and when all such obligations of Lessee with respect to such matters (and all other obligations of Lessee which should have been satisfied pursuant to the Operative Agreements as of such date) have been satisfied, all amounts so held by Lessor shall be paid over to Lessee.

(b) To the extent no Lease Event of Default shall have occurred and be continuing, Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation. Lessee shall pay all expenses regarding each such proceeding or action referenced in the previous sentence. At Lessee’s reasonable request, and at Lessee’s sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

(c) If Lessee shall receive notice of a Casualty or a Condemnation of a Property or any interest therein where damage to the affected Property is estimated to equal or exceed twenty-five percent (25%) of the Property Cost of such Property, Lessee shall give notice thereof to Lessor promptly after Lessee’s receipt of such notice. In the event such a Casualty or Condemnation occurs (regardless of whether Lessee gives notice thereof), then Lessee shall be deemed to have delivered a Termination Notice to Lessor and the provisions of Sections 16.1 and 16.2 shall apply.

(d) In the event of a Casualty or a Condemnation (regardless of whether notice thereof must be given pursuant to paragraph (c)), this Lease shall terminate with respect to the applicable Property in accordance with Section 16.1 if Lessee, within thirty (30) days after such occurrence, delivers to Lessor a notice to such effect.

(e) If pursuant to this Section 15.1 this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the affected Property, Lessee shall, at its sole cost and expense (subject to reimbursement in accordance with Section 15.1(a)) promptly and diligently repair any damage to the applicable Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1, using the as-built Plans and Specifications or manufacturer’s specifications for the applicable Improvements, Equipment or other components of the applicable Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the applicable Property and all applicable Legal Requirements), so as to restore the applicable Property to the same or a greater remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied). In such event, title to the applicable Property shall remain with Lessor.

(f) In no event shall a Casualty or Condemnation affect Lessee’s obligations to pay Rent pursuant to Article III.

(g) Notwithstanding anything to the contrary set forth in Section 15.1 (a) or Section 15.1(e), if during the Term with respect to a Property to which Section 15.1(c) does not apply a Casualty occurs with respect to such Property or Lessee receives notice of a Condemnation with respect to such Property, and following such Casualty or Condemnation, the applicable Property cannot reasonably be restored, repaired or replaced on or before the day one hundred eighty (180) days prior to the Expiration Date or the date nine (9) months after the occurrence of such Casualty or Condemnation (if such Casualty or Condemnation occurs during the Term) to the same or a greater remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied) or on or before such day such Property is not in fact so restored, repaired or replaced, then Lessee shall be required to exercise its Purchase Option for such Property on the next Payment Date (notwithstanding the limits on such exercise contained in Section 20.2) and pay Lessor the Termination Value for such Property; provided, if any Default or Event of Default has occurred and is continuing, Lessee shall also promptly (and in any event within three (3) Business Days) pay Lessor any award, compensation or insurance proceeds received on account of any Casualty or Condemnation with respect to any Property; provided, further, that if no Default or Event of Default has occurred and is continuing, any Excess Proceeds shall be paid to Lessee. If a Default or an Event of Default has occurred and is continuing and any Loans, Holder Advances or other amounts are owing with respect thereto, then any Excess Proceeds (to the extent of any such Loans, Holder Advances or other amounts owing with respect thereto) shall be paid to Lessor, held as security for the performance of Lessee’s obligations hereunder and under the other Operative Agreements and applied to such obligations upon the exercise of remedies in connection with the occurrence of an Event of Default, with the remainder of such Excess Proceeds in excess of such Loans, Holder Advances and other amounts owing with respect thereto being distributed to the Lessee.

(h) The provisions of Sections 15.1(a)-15.1(g) shall only apply to a Property after the Completion Date for such Property.

15.2	Environmental Matters.

Promptly upon Lessee’s actual knowledge of the presence of Hazardous Substances in any portion of any Property or Properties in concentrations and conditions that constitute an Environmental Violation and which, in the reasonable opinion of Lessee, the cost to undertake any legally required response, clean up, remedial or other action will or might result in a cost to Lessee of more than $100,000, Lessee shall notify Lessor in writing of such condition.

In the event of any Environmental Violation (regardless of whether notice thereof must be given), Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor a Termination Notice with respect to the applicable Property or Properties pursuant to Section 16.1, if applicable, or, at Lessee’s sole cost and expense, promptly and diligently undertake and diligently complete any response, clean up, remedial or other action (including without limitation the pursuit by Lessee of appropriate action against any off-site or third party source for contamination) necessary to remove, cleanup or remediate the Environmental Violation in accordance with all Environmental Laws. Any such undertaking shall be timely completed in accordance with prudent industry standards. If Lessee does not deliver a Termination Notice with respect to such Property pursuant to Section 16.1, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by a reputable environmental consultant acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Law. Not less than sixty (60) days and not more than one hundred eighty (180) days prior to any time that Lessee elects to cease operations with respect to any Property or to remarket any Property pursuant to Section 20.1 hereof or any other provision of any Operative Agreement, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment respecting such Property recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional acceptable to Lessor in its reasonable discretion and in form, scope and content satisfactory to Lessor in its reasonable discretion. Notwithstanding any other provision of any Operative Agreement, if Lessee fails to comply with the foregoing obligation regarding the Phase I environmental site assessment, Lessee shall be obligated to purchase such Property for its Termination Value and shall not be permitted to exercise (and Lessor shall have no obligation to honor any such exercise) any rights under any Operative Agreement regarding a sale of such Property to a Person other than Lessee or any Affiliate of Lessee.

15.3	Notice of Environmental Matters.

Promptly, but in any event within thirty (30) days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with any Property or Properties. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee’s proposed response thereto. In addition, Lessee shall provide to Lessor, within thirty (30) days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with any Property. Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Lessor.

ARTICLE XVI

16.1	Termination Upon Certain Events.

If Lessee has delivered, or is deemed to have delivered, written notice of a termination of this Lease with respect to the applicable Property to Lessor in the form described in Section 16.2(a) (a “Termination Notice”) pursuant to the provisions of this Lease, then following the applicable Casualty, Condemnation or Environmental Violation, this Lease shall terminate with respect to the affected Property on the applicable Termination Date.

16.2	Procedures.

(a) A Termination Notice shall contain: (i) notice of termination of this Lease with respect to the affected Property on a Payment Date not more than sixty (60) days after Lessor’s receipt of such Termination Notice (the “Termination Date”); and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value for the applicable Property and purchase such Property on such Termination Date.

(b) On each Termination Date, Lessee shall pay to Lessor the Termination Value for the applicable Property, and Lessor shall convey such Property or the remaining portion thereof, if any, to Lessee (or Lessee’s designee), all in accordance with Section 20.2.

ARTICLE XVII

17.1	Lease Events of Default.

If any one (1) or more of the following events (each a “Lease Event of Default”) shall occur:

(a) Lessee shall fail to make payment of (i) any Basic Rent (except as set forth in clause (ii) within five (5) Business Days after the same has become due and payable or (ii) any Termination Value, on the date any such payment is due and payable, or any payment of Basic Rent or Supplemental Rent due on the due date of any such payment of Termination Value, or any amount due on the Expiration Date;

(b) Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in Section 17.1(a)(ii)) or any other Credit Party shall fail to make any payment of any amount under any Operative Agreement which has become due and payable within five (5) Business Days after receipt of notice that such payment is due;

(c) Lessee shall fail to maintain insurance as required by Article XIV of this Lease or to deliver any requisite annual certificate with respect thereto within ten (10)

days of the date after receipt of notice of Lessee’s failure to provide such certificate when due under the terms hereof;

(d) (i) Lessee shall fail to observe or perform any term, covenant, obligation or condition of Lessee under this Lease (including without limitation the Incorporated Covenants) or any other Operative Agreement to which Lessee is a party other than those set forth in Sections 17.1(a), (b) or (c) hereof, or any other Credit Party shall fail to observe or perform any term, covenant, obligation or condition of such Credit Party under any Operative Agreement other than those set forth in Section 17.1(b) hereof and such failure shall continue for thirty (30) days (or with respect to the Incorporated Covenants, the grace period, if any, applicable thereto) after the earlier of (A) notice thereof to the Lessee or such Credit Party and (B) the date the Lessee or such Credit Party otherwise has notice thereof, or (ii) any representation or warranty made by Lessee or any other Credit Party set forth in this Lease (including without limitation the Incorporated Representations and Warranties) or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way when made;

(e) An Agency Agreement Event of Default shall have occurred and be continuing;

(f) Any Credit Party or any Subsidiary of any Credit Party shall default (beyond applicable periods of grace and/or notice and cure) in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $25,000,000; or any other event or condition shall occur which results in a default of any such Indebtedness or enables the holder of any such Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof;

(g) The liquidation or dissolution of any Credit Party, or the suspension of the business of any Credit Party, or the filing by any Credit Party of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of any Credit Party indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by any Credit Party for, or the appointment by consent or acquiescence of any Credit Party of a receiver, a trustee or a custodian of any Credit Party for all or a substantial part of its property; the making by any Credit Party of any assignment for the benefit of creditors; the inability of any Credit Party or the admission by any Credit Party in writing of its inability to pay its debts as they mature or any Credit Party is generally not paying its debts and other financial obligations as they become due and payable; or any Credit Party taking any corporate action to authorize any of the foregoing;

(h) The filing of an involuntary petition against any Credit Party in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of any Credit Party for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Credit Party, and the continuance of any of such events for ninety (90) days undismissed or undischarged;

(i) The adjudication of any Credit Party as bankrupt or insolvent;

(j) The entering of any order in any proceedings against any Credit Party or any Subsidiary of any Credit Party decreeing the dissolution, divestiture or split-up of any Credit Party or any Subsidiary of any Credit Party, and such order remains in effect for more than sixty (60) days;

(k) Any report, certificate, financial statement or other instrument delivered to Lessor by or on behalf of any Credit Party pursuant to the terms of this Lease or any other Operative Agreement is false or misleading in any material respect when made or delivered;

(l) Any Parent Credit Agreement Event of Default shall have occurred and be continuing and shall not have been waived;

(m) A final judgment or judgments for the payment of money shall be rendered by a court or courts against any Credit Party or any Subsidiary of any Credit Party in excess of $1,000,000, in the aggregate, over amounts paid by insurance policies (other than self-insurance), and (i) the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, or (ii) any Credit Party or any such Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or (iii) such judgment or judgments shall not be discharged (or provisions shall not be made for such discharge) within thirty (30) days after a decision has been reached with respect to such appeal and the related stay has been lifted;

(n) Any Credit Party or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $2,000,000 which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA; or notice of intent to terminate a Pension Plan or Pension Plans having aggregate Unfunded Liabilities in excess of $2,000,000 shall be filed under Title IV of ERISA by any Credit Party or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Pension Plan or Pension Plans or a proceeding shall be instituted by a fiduciary of any such Pension Plan or Pension Plans against any Credit Party or any member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Pension Plan or Pension Plans must be terminated;

(o) (i) As a result of one (1) or more transactions after the date of this Lease, any “person” or “group” (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), who are not as of the Initial Closing Date owners of one percent (1%) or more of the voting stock of the Parent, either (A) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of voting stock of the Parent (or securities convertible into or exchangeable for such voting stock) representing 15% or more of the combined voting power of all voting stock of the Parent (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Parent; or (ii) during any period of up to 24 consecutive months, commencing on the Initial Closing Date, individuals who at the beginning of such period were directors of the Parent shall cease for any reason (other than the death, disability or retirement of an officer of the Parent that is serving as a director at such time so long as another officer of the Parent replaces such Person as a director) to constitute a majority of the board of directors of the Parent; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition, of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Parent;

(p) Any Operative Agreement shall cease to be in full force and effect;

(q) Except as to any Credit Party which is released in connection with the Operative Agreements, the guaranty given by the Guarantor under the Participation Agreement or any provision thereof shall cease to be in full force and effect, or the Guarantor or any Person acting by or on behalf of the Guarantor shall deny or disaffirm the Guarantor’s obligations under such guaranty, or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty;

(r) Lessee shall fail to deposit or maintain Cash Equivalents equal to the amount required by Section 5.11 of the Participation Agreement in the Cash Collateral Account;

(s) Lessee shall fail to purchase all Tranche A Notes in accordance with the terms of the Operative Agreements, including without limitation Section 8.3(w) of the Participation Agreement;

(t) there shall occur (i) any cancellation, revocation, suspension or termination of any Medicare Certification, Medicare Provider Agreement, Medicaid Certification or Medicaid Provider Agreement affecting the Parent, any Subsidiary or any Contract Provider, or (ii) the loss of any other permits, licenses, authorizations, certifications or approvals from any federal, state or local Governmental Authority or termination of any contract with any such authority, in either case which cancellation, revocation, suspension, termination or loss (X) in the case of any suspension or temporary loss only, continues for a period greater than 60 days and (Y) results in the suspension or termination of operations of the Parent or any Subsidiary or in the failure of the Parent or any Subsidiaries or any Contract Provider to be eligible to participate in Medicare or Medicaid programs or to accept assignments of rights to reimbursement under Medicaid Regulations or Medicare Regulations, if and only if such Person, in the ordinary course of business, participates in the Medicare or Medicare programs or accepts assignments of rights to reimbursement thereunder; provided that any such events described in this Section 17.1(t) shall constitute an Event of Default only if such event shall result either singly or in the aggregate in the termination, cancellation, suspension or material impairment of operations or rights to reimbursement which produce 5% or more of the Parent’s gross revenues (on an annualized basis); or

(u) Lessee shall fail to deliver to Lessor and the Agent an insurance certificate on or prior to January 15, 2002 that evidences all risk builder’s risk and all risk of physical loss or damage insurance with respect to the Digital Hospital Property including (i) a deductible amount of $25,000 or less per occurrence, (ii) coverage from January 15, 2002 through the Completion Date, (iii) policy limit amounts of not less than $200,000,000 per occurrence and (iv) all other terms and conditions required pursuant to the Lease which are not in conflict with or less stringent than (i), (ii) or (iii) above.

then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving Lessee five (5) days notice of such termination (provided, notwithstanding the foregoing, this Lease shall be deemed to be automatically terminated without the giving of notice upon the occurrence of a Lease Event of Default under Sections 17.1(g), (h), (i) or (j)), and this Lease shall terminate, and all rights of Lessee under this Lease shall cease. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor or any other Financing Party, including without limitation reasonable fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

A POWER OF SALE HAS BEEN GRANTED IN THIS LEASE. A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE PROPERTIES AND SELL THE PROPERTIES WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON THE OCCURRENCE OF A LEASE EVENT OF DEFAULT.

17.2	Surrender of Possession.

If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon thirty (30) days written notice, surrender to Lessor possession of the Properties. Lessor may enter upon and repossess the Properties by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee’s equipment and personalty and severable Modifications from the Properties. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law. Upon the written demand of Lessor, Lessee shall return the Properties promptly to Lessor, in the manner and condition required by, and otherwise in accordance with the provisions of, Section 22.1(c) hereof.

17.3	Reletting.

If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessor may, but shall be under no obligation to, relet any or all of the Properties, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet any Property or for any failure to collect any rent due upon such reletting.

17.4	Damages.

Neither (a) the termination of this Lease as to all or any of the Properties pursuant to Section 17.1; (b) the repossession of all or any of the Properties; nor (c) the failure of Lessor to relet all or any of the Properties, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including without limitation the date of such payment. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of any Property or any portion thereof; provided, that Lessee’s obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.6. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor’s, any Holder’s, the Agent’s and any Lender’s reasonable expenses in connection therewith, including without limitation repossession costs, brokerage or sales commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent. Lessee specifically acknowledges and agrees that its obligations under this Section 17.4 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

17.5	Power of Sale.

Without limiting any other remedies set forth in this Lease, Lessor and Lessee agree that Lessee has granted, pursuant to Section 7.1(b) hereof and each Lease Supplement, a Lien against the Properties WITH POWER OF SALE, and that, upon the occurrence and during the continuance of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of the Properties.

17.6	Final Liquidated Damages.

If a Lease Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor’s election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 11 of the Participation Agreement (which, if requested, shall be paid concurrently), and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the Termination Value. Upon payment of the amount specified pursuant to the first sentence of this Section 17.6, Lessee shall be entitled to receive from Lessor, either at Lessee’s request or upon Lessor’s election, in either case at Lessee’s cost, an assignment of Lessor’s entire right, title and interest in and to the Properties, Improvements, Fixtures, Modifications, Equipment and all components thereof, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Lease (including without limitation the release of any memoranda of Lease and/or the Lease Supplement recorded in connection therewith) and any Lessor Liens. The Properties shall be conveyed to Lessee “AS-IS, WHERE-IS” and in their then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Lessee shall not be entitled to receive an assignment of Lessor’s interest in the Properties, the Improvements, Fixtures, Modifications, Equipment or the components thereof unless Lessee shall have paid in full the Termination Value. Lessee specifically acknowledges and agrees that its obligations under this Section 17.6 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

17.7	Environmental Costs.

If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall pay directly to any third party (or at Lessor’s election, reimburse Lessor) for the cost of any environmental testing and/or remediation work undertaken respecting any Property, as such testing or work is deemed appropriate in the reasonable judgment of Lessor, and shall indemnify and hold harmless Lessor and each other Indemnified Person therefrom. Lessee shall pay all amounts referenced in the immediately preceding sentence within ten (10) days of any request by Lessor for such payment. The provisions of this Section 17.7 shall not limit the obligations of Lessee under any Operative Agreement regarding indemnification obligations, environmental testing, remediation and/or work.

17.8	Waiver of Certain Rights.

If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by Law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or possession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor’s rights or remedies under this Article XVII.

17.9	Assignment of Rights Under Contracts.

If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor’s demand immediately assign, transfer and set over to Lessor all of Lessee’s right, title and interest in and to each agreement executed by Lessee in connection with the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties (including without limitation all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties or any of them.

17.10	Remedies Cumulative.

The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including without limitation any mortgage foreclosure remedies.

17.11	Limitation Regarding Certain Lease Events of Default.

Notwithstanding anything contained herein or in any other Operative Agreement to the contrary, upon the occurrence and during the continuance of a Lease Event of Default attributable solely to Sections 17.1(o) or (t) or any other Lease Event of Default that occurs as a direct result of the occurrence of a Material Adverse Effect pursuant to subsections (a), (b) or (e) of the definition of Material Adverse Effect, the maximum aggregate amount that the Lessor, or any Person acting by or through the Lessor, including without limitation the Agent, the Lenders and the Holders, shall be entitled to recover from the Credit Parties on account of such Lease Event of Default attributable solely to Sections 17.1(o) or (t) shall be an amount equal to 89.9% of the aggregate Property Cost for all Properties, provided, this Section 17.11 shall not in any way limit any Full Recourse Event of Default or any indemnity payment to any Indemnified Person, including without limitation, the indemnities set forth in Sections 11.1 through 11.7 of the Participation Agreement and such indemnity payment shall not be included in the calculation set forth above. The Lessee nonetheless acknowledges and agrees that even though the maximum aggregate recovery from the Credit Parties is limited as aforesaid, the Lessor’s right of recovery from the Properties (as opposed to any recovery from the Credit Parties) is not so limited and the Lessor shall be entitled to recover 100% of the amounts owed to the Lessor in accordance with the Operative Agreements from its interest in the Properties.

ARTICLE XVIII

18.1	Lessor’s Right to Cure Lessee’s Lease Defaults.

Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including without limitation the failure by Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon any Property, and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of any lessee. All out-of-pocket costs and expenses so incurred (including without limitation fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.

ARTICLE XIX

19.1	Provisions Relating to Lessee’s Exercise of its Purchase Option.

Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee’s exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to any Property, and upon tender by Lessee of the amounts set forth in Sections 16.2(b) or 20.2, as applicable, Lessor shall execute and deliver to Lessee (or to Lessee’s designee) at Lessee’s cost and expense an assignment (by deed or other appropriate instrument) of Lessor’s entire interest in such Property, in each case in recordable form and otherwise in conformity with local custom and free and clear of any Lessor Liens attributable to Lessor but without any other warranties (of title or otherwise) from Lessor. Such Property shall be conveyed to Lessee “AS-IS, WHERE-IS” and in then present physical condition.

19.2	No Purchase or Termination With Respect to Less than All of a Property.

Lessee shall not be entitled to exercise its Purchase Option or the Sale Option separately with respect to a portion of any Property consisting of Land, Equipment, Improvements and/or any interest pursuant to a Ground Lease but shall be required to exercise its Purchase Option or the Sale Option with respect to an entire Property.

ARTICLE XX

20.1	Purchase Option or Sale Option-General Provisions.

The provisions of this Section 20.1 regarding the Sale Option are subject to the provisions of Section 22.6. Not less than one hundred eighty (180) days and no more than two hundred forty (240) days prior to the Expiration Date (as such may have been extended beyond the seventh annual anniversary of the Initial Closing Date pursuant to Section 2.2) or, respecting the Purchase Option only not less than sixty (60) days prior to the applicable Payment Date (such Expiration Date or, respecting the Purchase Option only, any such Payment Date being hereinafter referred to as the “Election Date”). Lessee may give Lessor irrevocable written notice (the “Election Notice”) that Lessee is electing to exercise either (a) the option to purchase all, but not less than all, the Properties on the applicable Election Date (the “Purchase Option”) or (b) with respect to an Election Notice given in connection with the Expiration Date only, the option to remarket all, but not less than all, the Properties to a Person other than Lessee or any Affiliate of Lessee and cause a sale of such Properties to occur on the applicable Election Date (subject to Section 22.6) pursuant to the terms of Section 22.1 (the “Sale Option”). If Lessee does not give an Election Notice indicating the Purchase Option or the Sale Option at least one hundred eighty (180) days and not more than two hundred forty (240) days prior to the Expiration Date, then Lessee shall be deemed to have elected for the Purchase Option to apply on the Expiration Date.

20.2	Lessee Purchase Option.

Provided, no Default or Event of Default shall have occurred and be continuing (other than those that will be cured by the payment of the Termination Value for all the Properties) and provided, that the Election Notice has been appropriately given specifying the Purchase Option, Lessee shall purchase all the Properties on the applicable Election Date at a price equal to the Termination Value for such Properties (which the parties do not intend to be a “bargain” purchase price).

Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee’s exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to a Property or all of the Properties, and upon tender by Lessee of the amounts set forth in Section 16.2(b) or this Section 20.2, as applicable, Lessor shall execute, acknowledge (where required) and deliver to Lessee, at Lessee’s cost and expense, each of the following: (a) a termination or assignment (as requested by the Lessee) of each applicable Ground Lease and special or limited warranty Deeds conveying each Property (to the extent it is real property not subject to a Ground Lease) to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) a Bill of Sale conveying each Property (to the extent it is personal property) to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (c) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed and/or the applicable Ground Lease termination; and (d) FIRPTA affidavits. All of the foregoing documentation must be in form and substance reasonably satisfactory to Lessor. The applicable Property shall be conveyed to Lessee “AS-IS, WHERE-IS” and in then present physical condition.

If any Property is the subject of remediation efforts respecting Hazardous Substances at the applicable Election Date which could materially and adversely impact the Fair Market Sales Value of such Property (with materiality determined in Lessor’s discretion), then Lessee shall be obligated to purchase each such Property pursuant to Section 20.2.

On the applicable Election Date on which Lessee has elected to exercise its Purchase Option, Lessee shall pay (or cause to be paid) to Lessor, the Agent and all other parties, as appropriate, the sum of all costs and expenses incurred by any such party in connection with the election by Lessee to exercise its Purchase Option and all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.

20.3	Third Party Sale Option.

(a) Provided, that (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Election Notice has been appropriately given specifying the Sale Option, Lessee shall undertake to cause a sale of the Properties on the applicable Election Date (all as specified in the Election Notice), in accordance with the provisions of Section 22.1 hereof.

(b) In the event Lessee exercises the Sale Option then, as soon as practicable and in all events not less than sixty (60) days and not more than one hundred eighty (180) days prior to the Sale Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment for each of the Properties recently prepared (no more than thirty (30) days old prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor and in form, scope and content reasonably satisfactory to Lessor. In the event that Lessor shall not have received such environmental site assessment by the date sixty (60) days prior to the Sale Date or in the event that such environmental assessment shall reveal the existence of any material violation of Environmental Laws, other material Environmental Violation or potential material Environmental Violation (with materiality determined in each case by Lessor in its reasonable discretion), then Lessee on the Sale Date shall pay to Lessor an amount equal to the Termination Value for all the Properties and any and all other amounts due and owing hereunder. Upon receipt of such payment and all other amounts due under the Operative Agreements, Lessor shall transfer to Lessee all of Lessor’s right, title and interest in and to all the Properties in accordance with Section 19.1.

ARTICLE XXI

21.1	[Intentionally Omitted].

ARTICLE XXII

22.1	Sale Procedure.

(a) The provisions of this Section 22.1 are subject to the provisions of Section 22.6. During the Marketing Period, Lessee, on behalf of Lessor, shall obtain bids for the cash purchase of all the Properties in connection with a sale to one (1) or more third party purchasers to be consummated on the Sale Date for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for each such Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time. All such prospective purchasers must be Persons other than Lessee or any Affiliate of Lessee. On the Sale Date, Lessee shall pay (or cause to be paid) to Lessor and all other parties, as appropriate, the sum of all costs and expenses incurred by Lessor and/or the Agent (as the case may be) in connection with such sale of one or more Properties, all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.

Lessor may reject any and all bids and may solicit and obtain bids by giving Lessee written notice to that effect. Lessor may elect to retain one or more of the Properties by giving Lessee prior written notice of Lessor’s election to retain the same, and promptly upon receipt of such notice, Lessee shall surrender, or cause to be surrendered, each of the Properties specified in such notice in accordance with the terms and conditions of Section 10.1. Upon acceptance of any bid, Lessor agrees, at Lessee’s request and expense, to execute a contract of sale with respect to such sale, so long as the same is consistent with the terms of this Article 22 and provides by its terms that it is nonrecourse to Lessor.

Unless Lessor shall have elected to retain one or more of the Properties pursuant to the provisions of the preceding paragraph, Lessee shall arrange for Lessor to sell all the Properties free and clear of the Lien of this Lease and any Lessor Liens attributable to Lessor, without recourse or warranty (of title or otherwise), for cash on the Sale Date to the purchaser or purchasers offering the highest cash sales price, as identified by Lessee or Lessor, as the case may be. To effect such transfer and assignment, Lessor shall execute, acknowledge (where required) and deliver to the appropriate purchaser each of the following: (a) special or limited warranty Deeds conveying each such Property (to the extent it is real property titled to Lessor) and an assignment of the Ground Lease conveying the leasehold interest of Lessor in each such Property (to the extent it is real property and subject to a Ground Lease) to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) a Bill of Sale conveying each such Property (to the extent it is personal property) titled to Lessor to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (c) any real estate tax affidavit or other document required by law to be executed and filed in order to record each Deed and/or each Ground Lease assignment; and (d) FIRPTA affidavits, as appropriate. All of the foregoing documentation must be in form and substance reasonably satisfactory to Lessor. Lessee shall surrender the Properties so sold or subject to such documents to each purchaser in the condition specified in Section 10.1, or in such other condition as may be agreed between Lessee and such purchaser. Lessee shall not take or fail to take any action which would have the effect of unreasonably discouraging bona fide third party bids for any Property. If any Property (i) is not sold on the Sale Date in accordance with the terms of this Section 22.1, or (ii) is retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the second sentence of the second paragraph of this Section 22.1 (a), then (x) Lessee shall be obligated to pay Lessor on the Sale Date an amount equal to the Maximum Residual Guarantee Amount and (y) Lessor shall retain each applicable Property for subsequent marketing in accordance with the provisions of Section 22.6.

(b) If the Properties are sold on a Sale Date to one (1) or more third party purchasers in accordance with the terms of Section 22.1(a), Lessee hereby unconditionally promises to pay to Lessor on the Sale Date all Rent and all other amounts then due and owing pursuant to the Operative Agreements. If the aggregate purchase price paid for all the Properties is less than the sum of the aggregate Property Cost for all the Properties (hereinafter such difference shall be referred to as the “Deficiency Balance”), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date the lesser of (i) the Deficiency Balance, or (ii) the Maximum Residual Guarantee Amount for all the Properties. On a Sale Date if (x) Lessor receives the aggregate Termination Value for all the Properties from one (1) or more third party purchasers, (y) Lessor and such other parties receive all other amounts specified in the last sentence of the first paragraph of Section 22. l(a) and (z) the aggregate purchase price paid for all the Properties on such date exceeds the sum of the aggregate Property Cost for all the Properties, then Lessee may retain such excess. If one or more of the Properties are retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the provisions of Section 22.1(a), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date all Rent and all other amounts then due and owing pursuant to the Operative Agreements and an amount equal to the Maximum Residual Guarantee Amount for the Properties so retained. Any payment of the foregoing amounts described in this Section 22. l(b) shall be made together with a payment of all other amounts referenced in the last sentence of the first paragraph of Section 22.1(a).

(c) In the event that all the Properties are either sold to one (1) or more third party purchasers on the Sale Date or retained by Lessor in connection with an affirmative election made by Lessor pursuant to the provisions of Section 22.1 (a), then in either case on the applicable Sale Date Lessee shall provide Lessor or such third party purchaser (unless otherwise agreed by such third party purchaser) with (i) all permits, certificates of occupancy, governmental licenses and authorizations necessary to use, operate, repair, access and maintain each such Property for the purpose it is being used by Lessee, and (ii) such manuals, permits, easements, licenses, intellectual property, know-how, rights- of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, operation, repair, access to or maintenance of each such Property for its intended purpose or otherwise as Lessor or such third party purchaser(s) shall reasonably request (and a royalty-free license or similar agreement to effectuate the foregoing on terms reasonably agreeable to Lessor or such third party purchaser(s), as applicable). All assignments, licenses, easements, agreements and other deliveries required by clauses (i) and (ii) of this paragraph (c) shall be in form reasonably satisfactory to Lessor or such third party purchaser(s), as applicable, and to the extent lawfully assignable shall be fully assignable (including without limitation both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge. Lessee shall also execute any documentation requested by Lessor or such third party purchaser(s), as applicable, evidencing the continuation or assignment of each Ground Lease.

22.2	Application of Proceeds of Sale.

Lessor shall transfer to the Agent the proceeds of sale of any Property for application and distribution in accordance with Section 8.7 of the Participation Agreement.

22.3	Indemnity for Excessive Wear.

If the sum of (a) the proceeds of the sale described in Section 22.1 with respect to the Properties, if any, plus (b) the amount previously paid by the Lessee with respect to the Maximum Residual Guarantee Amount (less any portion of the Maximum Residual Guarantee Amount repaid to the Lessee pursuant to the Operative Agreements, including without limitation Section 8.7(b)(viii) of the Participation Agreement) shall be less than the Termination Value with respect to the Properties, and on the Expiration Date it shall have been reasonably determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Properties shall have been impaired by greater than expected wear and tear during the term of the Lease, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor’s written statement the amount of such excess wear and tear determined by the Appraisal Procedure.

22.4	Appraisal Procedure.

For determining the Fair Market Sales Value of the Properties or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the “Appraisal Procedure”). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure under the applicable section of the Lease, and if they cannot agree within ten (10) days, then two (2) qualified appraisers, one (1) chosen by Lessee and one (1) chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two (2) appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two (2) appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three (3) appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two (2) shall be discarded and such average shall be binding on Lessor and Lessee; provided, that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses not being indemnified pursuant to Section 11 of the Participation Agreement); and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor.

22.5	Certain Obligations Continue.

During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Properties (including without limitation the installment of Basic Rent due on the Sale Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, if any, the Maximum Residual Guarantee Amount, the amount due under Section 22.3, if any, and all other amounts due to Lessor or any other Person with respect to all Properties or any Operative Agreement. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.

22.6	Extended Remarketing Period.

To the extent Lessee has properly elected the Sale Option and not caused each of the Properties to be sold to a third party purchaser by the Expiration Date in accordance with the provisions of Sections 20.1, 20.3 and 22.1 through 22.5, then on the Expiration Date Lessee shall pay to Lessor the Maximum Residual Guarantee Amount and all Rent and all other amounts then due and owing pursuant to the Operative Agreements. For a period not to exceed one (1) year beginning on the Expiration Date (the “Extended Remarketing Period”). Lessor shall have a right to market and offer for sale its right, title and interest in the Properties to third party purchasers and during such time, Lessor shall have exclusive control of the bid process. During the Extended Remarketing Period, Lessee shall have vacated the Properties and relinquished all of its right, title and interest therein, but Lessee shall continue to be responsible for the satisfaction of all matters described in (and compliance with) Section 3.3.

To the extent Lessor sells one or more of the Properties to a third party purchaser during the Extended Remarketing Period, Lessor shall deliver the documentation specified in the third paragraph of Section 22.1 (a) and the sales proceeds paid by such third party purchaser for each such Property shall be paid to the Agent (on behalf of Lessor) for allocation and distribution in accordance with Section 8.7(b)(iii) of the Participation Agreement. If with respect to any of the Properties so sold, Advances were used to pay for Excluded Costs while any such Property was a Construction Period Property, then Section 8.7(b)(viii) shall apply.

To the extent Lessor does not sell any particular Property during the Extended Remarketing Period, then the Fair Market Sales Value of each such Property as of the Expiration Date shall be determined pursuant to the Appraisal Procedure. Lessor shall cause the Lenders and the Holders to contribute ratably (based on such Lender’s or such Holder’s proportion of the aggregate Loans or aggregate Holder Advances, respectively), but not jointly and severally, to the Agent (on behalf of Lessor) an aggregate amount equal to the portion of such appraised value of each such Property (as determined pursuant to the Appraisal Procedure) which would be payable to Lessee pursuant to Section 8.7(b)(viii) of the Participation Agreement if such Property had been sold for such appraised value on the Expiration Date.

ARTICLE XXIII

23.1	Holding Over.

If Lessee shall for any reason remain in possession of a Property after the expiration or earlier termination of this Lease as to such Property (unless such Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to such Property and Lessee shall continue to pay Basic Rent at the lesser of the highest lawful rate and one hundred ten percent (110%) of the last payment of Basic Rent due with respect to such Property prior to such expiration or earlier termination of this Lease. Such Basic Rent shall be payable from time to time upon demand by Lessor and such additional amount of Basic Rent shall be applied by Lessor ratably to the Lenders and the Holders based on their relative amounts of the then outstanding aggregate Property Cost for all Properties. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue their occupancy and use of such Property. Nothing contained in this Article XXIII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to any Property (unless such Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of such Property or exercising any other remedy available to Lessor at law or in equity.

ARTICLE XXIV

24.1	Risk of Loss.

During the Term, unless Lessee shall not be in actual possession of any Property in question solely by reason of Lessor’s exercise of its remedies of dispossession under Article XVII, the risk of loss or decrease in the enjoyment and beneficial use of such Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.

ARTICLE XXV

25.1	Assignment.

(a) Lessee may not assign this Lease or any of its rights or obligations hereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and Lessor.

(b) No assignment by Lessee (referenced in this Section 25.1 or otherwise) or other relinquishment of possession to any Property shall in any way discharge or diminish any of the obligations of Lessee to Lessor hereunder and Lessee shall remain directly and primarily liable under the Operative Agreements as to any rights or obligations assigned by Lessee or regarding any Property in which rights or obligations have been assigned or otherwise transferred.

25.2	Subleases.

(a) Promptly, but in any event within five (5) Business Days, following the execution and delivery of any sublease permitted by this Article XXV, Lessee shall notify Lessor of the execution of such sublease. As of the date of each Lease Supplement, Lessee shall lease the respective Property described in such Lease Supplement from Lessor, and any existing tenant respecting such Property shall automatically be deemed to be a subtenant of Lessee and not a tenant of Lessor.

(b) Without the prior written consent of the Agent, any Lender, any Holder or Lessor and subject to the other provisions of this Section 25.2, Lessee may sublet any Property or portion thereof to any Subsidiary of the Parent or up to thirty percent (30%), in the aggregate, of the square footage of the applicable Property to any healthcare providers or businesses related to the operations of the Property in accordance with market and industry practices and standards, provided in all cases the Lessee shall remain primarily liable with respect to the Company Obligations. Except as referenced in the immediately preceding sentence, no other subleases shall be permitted unless consented to in writing by Lessor. All subleasing shall be done on market terms and shall in no way diminish the fair market value or useful life of any applicable Property.

(c) No sublease (referenced in this Section 25.2 or otherwise) or other relinquishment of possession to any Property shall in any way discharge or diminish any of Lessee’s obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to such Property, or portion thereof, so sublet. The term of any such sublease shall not extend beyond the Term. Each sublease shall be expressly subject and subordinate to this Lease.

ARTICLE XXVI

26.1	No Waiver.

No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

ARTICLE XXVII

27.1	Acceptance of Surrender.

No surrender to Lessor of this Lease or of all or any portion of any Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

27.2	No Merger of Title.

There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) any right, title or interest in any Property, (c) any Notes, or (d) a beneficial interest in Lessor.

ARTICLE XXVIII

28.1	Incorporation of Covenants.

Reference is made to the Parent Credit Agreement and the representations and warranties of Lessee contained in Article VI of the Parent Credit Agreement (hereinafter referred to as the “Incorporated Representations and Warranties”) and the covenants contained in Articles VII and VIII of the Parent Credit Agreement (hereinafter referred to as the “Incorporated Covenants”). Lessee agrees with Lessor that the Incorporated Representations and Warranties and the Incorporated Covenants (and all other relevant provisions of the Parent Credit Agreement related thereto, including without limitation the defined terms contained in Section 1.1 thereof which are used in the Incorporated Representations and Warranties and the Incorporated Covenants, hereinafter referred to as the “Additional Incorporated Terms”) are hereby incorporated by reference into this Lease to the same extent and with the same effect as if set forth fully herein and shall inure to the benefit of Lessor, without giving effect to any waiver, amendment, modification or replacement of the Parent Credit Agreement or any term or provision of the Incorporated Representations and Warranties or the Incorporated Covenants occurring subsequent to the date of this Lease, except to the extent otherwise specifically provided in the following provisions of this paragraph. In the event a waiver is granted under the Parent Credit Agreement or an amendment or modification is executed with respect to the Parent Credit Agreement, and such waiver, amendment and/or modification affects the Incorporated Representations and Warranties, the Incorporated Covenants or the Additional Incorporated Terms, then such waiver, amendment or modification shall be effective with respect to the Incorporated Representations and Warranties, the Incorporated Covenants and the Additional Incorporated Terms as incorporated by reference into this Lease only if consented to in writing by the Agent (acting upon the direction of the Majority Secured Parties). In the event of any replacement of the Parent Credit Agreement with a similar credit facility (the “New Facility”) the representations and warranties, covenants and additional terms contained in the New Facility which correspond to the representations and warranties, covenants contained in Article VI and Articles VII and VIII, respectively, and such additional terms (each of the foregoing contained in the Parent Credit Agreement) shall become the Incorporated Representations and Warranties, the Incorporated Covenants and the Additional Incorporated Terms only if consented to in writing by the Agent (acting upon the direction of the Majority Secured Parties) and, if such consent is not granted or if the Parent Credit Agreement is terminated and not replaced, then the representations and warranties and covenants contained in Article VI and Articles VII and VIII, respectively, and such additional terms (each of the foregoing contained in the Parent Credit Agreement (together with any modifications or amendments approved in accordance with this paragraph)) shall continue to be the Incorporated Representations and Warranties, the Incorporated Covenants and the Additional Incorporated Terms hereunder.

ARTICLE XXIX

29.1	Notices.

All notices required or permitted to be given under this Lease shall be in writing and delivered as provided in the Participation Agreement.

ARTICLE XXX

30.1	Miscellaneous.

Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any provision of this Lease shall be held to be unenforceable in any jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Lease and such jurisdiction or of such provision or of any other provision hereof in any other jurisdiction.

30.2	Amendments and Modifications.

Neither this Lease nor any Lease Supplement may be amended, waived, discharged or terminated except in accordance with the provisions of Section 12.4 of the Participation Agreement.

30.3	Successors and Assigns.

All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

30.4	Headings and Table of Contents.

The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

30.5	Counterparts.

This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one (1) and the same instrument.

30.6	GOVERNING LAW.

THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE A PARTICULAR PROPERTY IS LOCATED ARE REQUIRED TO APPLY.

30.7	Calculation of Rent.

All calculation of Rent payable hereunder shall be computed based on the actual days elapsed over a year of three hundred sixty (360) days or, to the extent such Rent is based on the Prime Lending Rate, the actual days elapsed over a year of three hundred sixty-five (365) (or three hundred sixty-six (366), as applicable) days.

30.8	Memoranda of Lease and Lease Supplements.

This Lease shall not be recorded; provided, Lessor and Lessee shall promptly record (a) a memorandum of this Lease and the applicable Lease Supplement (in substantially the form of EXHIBIT B attached hereto) or a short form lease (in form and substance reasonably satisfactory to Lessor) regarding each Property promptly after the acquisition thereof in the local filing office with respect thereto, in all cases at Lessee’s cost and expense, and as required under applicable law to sufficiently evidence this Lease and any such Lease Supplement in the applicable real estate filing records.

30.9	Allocations between the Lenders and the Holders.

Notwithstanding any other term or provision of this Lease to the contrary, the allocations of the proceeds of the Properties and any and all other Rent and other amounts received hereunder shall be subject to the inter-creditor provisions between the Lenders and the Holders contained in the Operative Agreements (or as otherwise agreed among the Lenders and the Holders from time to time).

30.10	Limitations on Recourse.

Notwithstanding anything contained in this Lease to the contrary, except for Lessor Liens arising by, through or under the Trust Company which shall be the responsibility of the Trust Company and Lessor Liens arising by, through or under the Lessor which shall be the responsibility of the Lessor, Lessee agrees to look solely to Lessor’s estate and interest in the Properties (and in no circumstance to the Agent, the Lenders, the Holders or otherwise to Lessor) for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lessee under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee’s use of the Properties or any other liability of Lessor to Lessee. Nothing in this Section shall be interpreted so as to limit the terms of Sections 6.1 or 6.2 or the provisions of Section 12.9 of the Participation Agreement.

30.11	WAIVERS OF JURY TRIAL.

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND FOR ANY COUNTERCLAIM THEREIN.

30.12	Exercise of Lessor Rights.

Lessee hereby acknowledges and agrees that the rights and powers of Lessor under this Lease have been assigned to the Agent pursuant to the terms of the Security Agreement and the other Operative Agreements. Lessor and Lessee hereby acknowledge and agree that (a) the Agent shall, in its discretion, direct and/or act on behalf of Lessor pursuant to the provisions of Sections 8.2(h) and 8.6 of the Participation Agreement, (b) all notices to be given to Lessor shall be given to the Agent and (c) all notices to be given by Lessor may be given by the Agent, at its election.

30.13	SUBMISSION TO JURISDICTION; VENUE; ARBITRATION.

THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION, VENUE AND ARBITRATION ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

30.14	USURY SAVINGS PROVISION.

IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. TO THE EXTENT ANY RENT OR PAYMENTS HEREUNDER ARE HEREINAFTER CHARACTERIZED BY ANY COURT OF COMPETENT JURISDICTION AS THE REPAYMENT OF PRINCIPAL AND INTEREST THEREON, THIS SECTION 30.14 SHALL APPLY. ANY SUCH RENT OR PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS “INTEREST.” ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS LEASE OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF LESSOR SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO LESSEE OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND LESSOR DOES NOT INTEND TO CHARGE OR RECEIVE ANY UNEARNED INTEREST

IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO BE PAID TO LESSOR SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS LEASE SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

30.15	Lessor Certification.

It is Lessee’s policy not to contract with “Ineligible Persons”. An “Ineligible Person” is defined as any individual or entity who: (a) is currently excluded, debarred or otherwise ineligible to participate in the Federal healthcare programs or in the Federal procurement or non-procurement programs; and (b) has been convicted of a criminal offense related to the provision of healthcare items or services, but has not yet been excluded, debarred or otherwise declared ineligible. In connection therewith, Lessee is required to verify that its contractors are not listed on the General Services Administration’s List of Parties Excluded from Federal Programs and the list of Excluded Individuals/Entities maintained by the Office of Inspector General of the Department of Health and Human Services. Lessor hereby certifies that it (a) has not received written notice that it is currently excluded, debarred or otherwise ineligible to participate in the Federal healthcare programs or in the Federal procurement or non-procurement programs; and (b) has not been convicted of a criminal offense related to the provision of healthcare items or services.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.

STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not individually, but solely as Owner Trustee for Digital Hospital Trust 2001-1, as Lessor

By:	/s/ Deborah A. Ibrahim
Name:	Deborah A. Ibrahim
Title:	Assistant Secretary

[signature pages continue]

HEALTHSOUTH MEDICAL CENTER, INC., as Lessee

By:	/s/ Malcolm E. McVay
Name:	Malcolm E. McVay
Title:	Vice President and Treasurer

[signature pages continue]

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as the date hereof

FIRST UNION NATIONAL BANK, as the Agent

By:	/s/ Evander S. Jones, Jr.
Name:	Evander S. Jones, Jr.
Title:	Vice President

[signature pages end]

EXHIBIT A TO THE LEASE

LEASE SUPPLEMENT NO.

THIS LEASE SUPPLEMENT NO.          (this “Lease Supplement”) dated as of                     , 200   between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not individually, but solely as Owner Trustee for Digital Hospital Trust 2001-1, as lessor (the “Lessor”), and HEALTHSOUTH MEDICAL CENTER, INC., an Alabama corporation, as lessee (the “Lessee”).

WHEREAS, Lessor is the owner or will be the owner of the Property described on Schedule 1 hereto (the “Leased Property”) and wishes to lease the same to Lessee;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions; Rules of Usage. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Participation Agreement, dated as of December 27, 2001, among Lessee, Lessor, not individually, except as expressly stated therein, but solely as Owner Trustee for Digital Hospital Trust 2001-1, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, and First Union National Bank, as the Agent for the Lenders and respecting the Security Documents, as the Agent for the Secured Parties, as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time.

SECTION 2. The Properties. Attached hereto as Schedule 1 is the description of the Leased Property, with an Equipment Schedule attached hereto as Schedule 1-A. an Improvement Schedule attached hereto as Schedule 1-B and [a legal description of the Land / a copy of the Ground Lease] attached hereto as Schedule 1-C. Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, the Leased Property shall be subject to the terms and provisions of the Lease. Without further action, any and all additional Equipment funded under the Operative Agreements and any and all additional Improvements made to the Land shall be deemed to be titled to the Lessor and subject to the terms and conditions of the Lease and this Lease Supplement.

This Lease Supplement shall constitute a mortgage, deed of trust, security agreement and financing statement under the laws of the state in which the Leased Property is situated. The maturity date of the obligations secured hereby shall be [                     ] unless extended to not later than [                     ].

For purposes of provisions of the Lease and this Lease Supplement related to the creation and enforcement of the Lease and this Lease Supplement as a security agreement and a fixture filing, Lessee is the debtor and Lessor is the secured party. The mailing addresses of the debtor (Lessee herein) and of the secured party (Lessor herein) from which information concerning security interests hereunder may be obtained are set forth on the signature pages hereto. A carbon, photographic or other reproduction of the Lease and this Lease Supplement or of any financing statement related to the Lease and this Lease Supplement shall be sufficient as a financing statement for any of the purposes referenced herein.

SECTION 3. Use of Property. At all times during the Term with respect to each Property, Lessee will comply with all obligations under and (to the extent no Event of Default exists and provided, that such exercise will not impair the value of such Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to such Property.

SECTION 4. Ratification; Incorporation by Reference. Except as specifically modified hereby, the terms and provisions of the Lease and the Operative Agreements are hereby ratified and confirmed and remain in full force and effect. The Lease is hereby incorporated herein by reference as though restated herein in its entirety.

SECTION 5. Original Lease Supplement. The single executed original of this Lease Supplement marked “THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART” on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the “Original Executed Counterpart”). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

SECTION 6. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED TO AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE A PARTICULAR PROPERTY IS LOCATED ARE REQUIRED TO APPLY.

SECTION 7. Mortgage; Power of Sale. Without limiting any other remedies set forth in the Lease, in the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties, then Lessor and Lessee agree that Lessee hereby grants a Lien against the Leased Property WITH POWER OF SALE, and that, upon the occurrence of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of the Leased Property.

SECTION 8. Counterpart Execution. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one (1) and the same instrument.

For purposes of the provisions of this Lease Supplement concerning this Lease Supplement constituting a security agreement and fixture filing, the addresses of the debtor (Lessee herein) and the secured party (Lessor herein), from whom information may be obtained about this Lease Supplement, are as set forth on the signature pages hereto.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not individually, but solely as Owner Trustee for Digital Hospital Trust 2001-1, as Lessor

By:
Name:
Title:

State Street Bank and Trust Company of Connecticut, National Association

Attn:

HEALTHSOUTH MEDICAL CENTER, INC., as Lessee

By:
Name:
Title:

[LESSEE ADDRESS]

Attn:

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as the date hereof.

FIRST UNION NATIONAL BANK, as the Agent

By:
Name:
Title:

First Union National Bank c/o Wachovia Securities, Inc. 301 South College Street, TW-6 Charlotte, North Carolina 28288-0166 Attention: Gabrielle Altschuler

SCHEDULE 1

TO LEASE SUPPLEMENT NO. ____

(Description of the Leased Property)

SCHEDULE 1-A

TO LEASE SUPPLEMENT NO. ____

(Equipment)

SCHEDULE 1-B

TO LEASE SUPPLEMENT NO. ____

(Improvements)

SCHEDULE 1-C

TO LEASE SUPPLEMENT NO. ____

[(Land)/

(Ground Lease)]

EXHIBIT B TO THE LEASE

[MODIFY OR SUBSTITUTE SHORT FORM LEASE AS

NECESSARY FOR LOCAL LAW REQUIREMENTS]

Recordation requested by:

Moore & Van Allen, PLLC

After recordation return to:

Moore & Van Allen, PLLC (WMA)

100 North Tryon Street, Floor 47

Charlotte, NC 28202-4003

                                Space above this line

                                for Recorder’s use

MEMORANDUM OF LEASE AGREEMENT

AND

LEASE SUPPLEMENT NO. ____

THIS MEMORANDUM OF LEASE AGREEMENT AND LEASE SUPPLEMENT NO.          (“Memorandum”), dated as of                     , 200  , is by and between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not individually, but solely as Owner Trustee for Digital Hospital Trust 2001-1, with an office at [                                ] (hereinafter referred to as “Lessor”) and HEALTHSOUTH MEDICAL CENTER, INC., an Alabama corporation, with an office at [                            ] (hereinafter referred to as “Lessee”).

WITNESSETH:

That for value received, Lessor and Lessee do hereby covenant, promise and agree as follows:

1. Demised Premises and Date of Lease. Lessor has leased to Lessee, and Lessee has leased from Lessor, for the Term (as hereinafter defined), certain real property and other property located in                         , which is described in the attached Schedule 1 (the “Property”), pursuant to the terms of a Lease Agreement between Lessor and Lessee dated as of December 27, 2001 (as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time, “Lease”) and a Lease Supplement No.          between Lessor and Lessee dated as of                      (the “Lease Supplement”).

The Lease and the Lease Supplement shall constitute a mortgage, deed of trust and security agreement and financing statement under the laws of the state in which the Property is situated. The maturity date of the obligations secured thereby shall be                 , unless extended to not later than                     .

For purposes of provisions of the Lease and the Lease Supplement related to the creation and enforcement of the Lease and the Lease Supplement as a security agreement and a fixture filing, Lessee is the debtor and Lessor is the secured party. The mailing addresses of the debtor (Lessee herein) and of the secured party (Lessor herein) from which information concerning security interests hereunder may be obtained are as set forth on the signature pages hereof. A carbon, photographic or other reproduction of this Memorandum or of any financing statement related to the Lease and the Lease Supplement shall be sufficient as a financing statement for any of the purposes referenced herein.

2. Term, Renewal, Extension and Purchase Option. The term of the Lease for the Property (“Term”) commenced as of                 , 200   and shall end as of                 , 200  , unless the Term is extended or earlier terminated in accordance with the provisions of the Lease. The Lease contains provisions for renewal and extension. The tenant has a purchase option under the Lease.

3. Tax Payer Numbers.

Lessor’s tax payer number:                             .

Lessee’s tax payer number:                             .

4. Mortgage; Power of Sale. Without limiting any other remedies set forth in the Lease, in the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties, then Lessor and Lessee agree that Lessee has granted, pursuant to the terms of the Lease and the Lease Supplement, a Lien against the Property WITH POWER OF SALE, and that, upon the occurrence and during the continuance of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of the Property.

5. Effect of Memorandum. The purpose of this instrument is to give notice of the Lease and the Lease Supplement and their respective terms, covenants and conditions to the same extent as if the Lease and the Lease Supplement were fully set forth herein. This Memorandum shall not modify in any manner the terms, conditions or intent of the Lease or the Lease Supplement and the parties agree that this Memorandum is not intended nor shall it be used to interpret the Lease or the Lease Supplement or determine the intent of the parties under the Lease or the Lease Supplement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first written.

LESSOR: STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not individually, but solely as Owner Trustee for Digital Hospital Trust 2001-1

By:

Name:

Title:

State Street Bank and Trust Company of Connecticut, National Association

Attn:

LESSEE: HEALTHSOUTH MEDICAL CENTER, INC.

By:

Name:

Title:

[LESSEE ADDRESS]

Attn:

SCHEDULE 1

(Description of Property)

[CONFORM TO STATE LAW REQUIREMENTS]

STATE OF	)
	)	ss:
COUNTY OF	)

The foregoing Memorandum of Lease Agreement and Lease Supplement No.          was acknowledged before me, the undersigned Notary Public, in the County of                          this          day of                     , by                         , as                          of STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not individually, but solely as Owner Trustee for Digital Hospital Trust 2001-1, on behalf of the Owner Trustee.

[Notarial Seal]
Notary Public

My commission expires:

STATE OF	)
	)	ss:
COUNTY OF	)

The foregoing Memorandum of Lease Agreement and Lease Supplement No.             was acknowledged before me, the undersigned Notary Public, in the County of                          this              day of                     , by                     , as                      of HEALTHSOUTH MEDICAL CENTER, INC., an Alabama corporation, on behalf of the corporation.

[Notarial Seal]
Notary Public

My commission expires: